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                              WOLTERS KLUWER nv
                                   Box 818
                      1000 AV Amsterdam THE NETHERLANDS




                                            February 11, 1998



Waverly, Inc.
251 West Camden Street
Baltimore, Maryland

     In connection with and pursuant to your entering into the Agreement and Plan of Merger dated as of February 10, 1998 with MP Acquisition Corp. and Wolters Kluwer U.S. Corporation, we hereby unconditionally guarantee the payment obligations of MP Acquisition Corp. and Wolters Kluwer U.S. Corporation under that Agreement.

                                            Sincerely,

                                            WOLTERS KLUWER nv


                                            By:  /s/ Peter W. van Wel
                                               --------------------------
                                                 Peter W. van Wel
                                            Member, Executive Board

Agreed and Accepted:

WAVERLY, INC.


By: /s/ Edward B. Hutton, Jr.
   ---------------------------
   Name: Edward B. Hutton, Jr.
   Its:  Chief Executive Officer
            and President